Exhibit 99.1

ITG Reports Fourth Quarter 2015 Results

Records Gain of $91 million for Energy Research Sale

NEW YORK, February 4, 2016 — ITG (NYSE: ITG), a leading independent broker and financial technology provider, today reported results for the quarter ended December 31, 2015.

Fourth quarter 2015 highlights included:

•                  GAAP net income of $82.3 million, or $2.40 per diluted share compared to GAAP net income of $13.0 million, or $0.36 per diluted share for the fourth quarter of 2014. GAAP net income for the fourth quarter of 2015 includes (i) a gain from the sale of the energy research business of $91.3 million after taxes, or $2.66 per diluted share; and (ii) a tax charge of $6.5 million, or $0.19 per diluted share, to amend the capital structure of ITG’s operations outside North America.

•                  An adjusted net loss of $2.5 million, or $0.07 per share excluding the gain on the sale of the energy research business and the tax charge. There were no non-GAAP adjustments to earnings in the fourth quarter of 2014.

•                  Revenues of $224.2 million, compared to revenues of $149.0 million in the fourth quarter of 2014. Adjusted revenues, excluding the gain on the sale of the energy research business, were $116.5 million.

•                  Expenses of $119.5 million compared to expenses of $131.2 million in the fourth quarter of 2014.

•                  Average daily trading volume in the U.S. of 125 million shares versus 190 million shares in the fourth quarter of 2014. POSIT® average daily U.S. volume was 49 million shares compared to 90 million shares in the fourth quarter of 2014. Total average daily U.S. volume traded through POSIT Alert® was 8 million shares, compared to 16 million in the fourth quarter of 2014.

•                  In Europe, average daily value traded in POSIT was $1.24 billion, compared with $946 million in the fourth quarter of 2014. Total average daily value traded through POSIT Alert in Europe declined 9% in the fourth quarter of 2015 compared with the prior-year period.

•                  The repurchase of 561,000 shares of common stock for a total of $10.3 million under ITG’s authorized share repurchase program. Repurchases since the first quarter of 2010 have totaled $231.0 million for a total of 15.3 million shares, resulting in a decrease in shares outstanding, net of issuances, by more than 24%.

Regional Segment Results

ITG’s North American revenues were $75.8 million in the fourth quarter of 2015 compared to $104.1 million in the fourth quarter of 2014. ITG reported a net loss of $2.0 million in North America in the fourth quarter of 2015, compared to net income of $9.5 million in the fourth quarter of 2014. U.S. revenues were $63.3 million, down from $81.4 million in the fourth quarter of 2014, while Canada revenues were $12.5 million, down from $22.8 million in the fourth quarter of 2014, including the impact of currency translation. The overall revenue capture rate per share in the U.S. was $0.0044, up from $0.0040 in the third quarter of 2015 and unchanged from the fourth quarter of 2014.

ITG’s Europe and Asia Pacific revenues were $40.4 million in the fourth quarter of 2015 compared to $44.6 million in the fourth quarter of 2014, including the impact of currency translation. European revenues were $30.7 million, down from $31.9 million in the fourth quarter of 2014 while Asia Pacific revenues were $9.8 million, down from $12.6 million in the fourth quarter of 2014. ITG’s Europe and Asia Pacific operations reported net income of $2.5 million in the fourth quarter of 2015 compared to $5.7 million in the fourth quarter of 2014.

Corporate activity increased GAAP net income by $81.8 million in the fourth quarter of 2015, including the after-tax impact of the gain on the sale of the energy research business and the tax charge to amend the capital structure outside of North America. Corporate activity reduced net income by $2.3 million in the fourth quarter of 2014. Corporate activity includes investment income and non-operating gains, as well as costs not associated with operating ITG’s regional and product group business lines including, among others, the costs of being a public company, intangible amortization, interest expense, the costs of maintaining a global transfer pricing structure and certain non-operating items. Prior to the first quarter of 2015, the majority of these costs were presented in the U.S. segment.

Full Year Results

For the full year 2015, revenues were $634.8 million and adjusted revenues were $527.1 million. GAAP net income for the full year 2015 was $91.6 million, or $2.63 per diluted share, and adjusted net income was $29.8 million, or $0.86 per diluted share. For the full year 2014, revenues were $559.8 million and net income was $50.9 million, or $1.40 per diluted share. There were no non-GAAP adjustments to earnings in full year 2014.

The discussion of results above includes adjusted net income, adjusted net loss and related per share amounts, in addition to adjusted revenue amounts, which are non-GAAP financial measures that are described in the attached tables along with a reconciliation of these non-GAAP financial measures to GAAP results.

“With the fourth quarter behind us and the energy sale closed, ITG is well positioned and well capitalized for a path of growth,” said ITG Chief Executive Officer and President Frank Troise. “After just three weeks back at the firm, I truly believe that ITG’s best days are ahead. We will build on our expertise in brokerage, measurement and financial technology to deliver innovative solutions and world-class service to our clients.”

Conference Call

A conference call to discuss the firm’s results will be held at 11:00 am ET on February 4, 2016. Those wishing to listen to the call should dial 1-877-317-6789 (1-412-317-6789 outside the U.S.) at least 15 minutes prior to the start of the call to ensure connection.  The webcast and accompanying slideshow presentation will be available on ITG’s website at investor.itg.com. For those unable to listen to the live broadcast of the call, a replay will be available for one week by dialing 1-877-344-7529 (1-412-317-0088 outside the U.S.) and entering conference number 10078784. The replay will be available starting approximately one hour after the completion of the conference call.

ABOUT ITG

ITG is an independent broker and financial technology provider that partners with global portfolio managers and traders to provide unique data-driven insights throughout the investment process. From investment decision through settlement, ITG helps clients understand market trends, improve performance, mitigate risk and navigate increasingly complex markets. ITG is headquartered in New York with offices in North America, Europe, and Asia Pacific. For more information, please visit www.itg.com.

In addition to historical information, this press release may contain “forward-looking” statements that reflect management’s expectations for the future. A variety of important factors could cause results to differ materially from such statements.  Certain of these factors are noted throughout ITG’s 2014 Annual Report on Form 10-K, and its Form 10-Qs (as amended, if applicable) and include, but are not limited to, general economic, business, credit and financial market conditions, both internationally and nationally, financial market volatility, fluctuations in market trading volumes, effects of inflation, adverse changes or volatility in interest rates, fluctuations in foreign exchange rates, evolving industry regulations and increased regulatory scrutiny, customers’ reactions to the settlement in August 2015 with the Securities and Exchange Commission, the outcome of contingencies such as legal proceedings or governmental or regulatory investigations, the volatility of our stock price, changes in tax policy or accounting rules, the actions of both current and potential new competitors, changes in commission pricing, rapid changes in technology, errors or malfunctions in our systems or technology, cash flows into or redemptions from equity mutual funds, ability to meet liquidity requirements related to the clearing of our customers’ trades, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate acquired companies and our ability to attract and retain talented employees. The forward-looking statements included herein represent ITG’s views as of the date of this release. ITG undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.

ITG Media/Investor Contact:

J.T. Farley

1-212-444-6259

corpcomm@itg.com

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income (unaudited)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenues:
Commissions and fees	$85,959	$118,395	$405,679	$436,172
Recurring	27,146	26,790	107,184	103,794
Other	111,068	3,781	121,940	19,848
Total revenues	224,173	148,966	634,803	559,814

Expenses:
Compensation and employee benefits	51,711	59,453	209,323	215,758
Transaction processing	20,111	24,234	91,492	86,400
Occupancy and equipment	14,424	14,811	57,495	59,811
Telecommunications and data processing services	12,961	12,893	51,523	51,187
Other general and administrative	19,894	19,248	101,915	79,349
Interest expense	427	526	1,829	2,322
Total expenses	119,528	131,165	513,577	494,827
Income before income tax expense	104,645	17,801	121,226	64,987
Income tax expense	22,308	4,820	29,656	14,095
Net income	$82,337	$12,981	$91,570	$50,892

Income per share:
Basic	$2.46	$0.38	$2.70	$1.44
Diluted	$2.40	$0.36	$2.63	$1.40

Basic weighted average number of common shares outstanding	33,433	34,521	33,907	35,349
Diluted weighted average number of common shares outstanding	34,359	35,640	34,815	36,365

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Supplemental Financial Data (unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenues by Geographic Region:
U.S. Operations	$63,263	$81,352	$285,230	$306,540
Canadian Operations	12,512	22,791	63,028	77,633
European Operations	30,650	31,921	129,729	127,410
Asia Pacific Operations	9,794	12,631	48,179	46,926
Corporate (non-product)	107,954	271	108,637	1,305
Total Revenues	$224,173	$148,966	$634,803	$559,814

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenues by Product Group:
Electronic Brokerage	$53,898	$79,790	$268,818	$294,529
Research, Sales and Trading	28,132	32,016	117,340	122,042
Platforms	22,657	25,290	94,117	95,926
Analytics	11,532	11,599	45,891	46,012
Corporate (non-product)	107,954	271	108,637	1,305
Total Revenues	$224,173	$148,966	$634,803	$559,814

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Financial Condition

(In thousands, except share amounts)

	December 31, 2015	December 31, 2014

Assets
Cash and cash equivalents	$330,653	$275,210
Cash restricted or segregated under regulations and other	37,852	38,080
Deposits with clearing organizations	70,860	72,527
Securities owned, at fair value	5,598	12,073
Receivables from brokers, dealers and clearing organizations	1,036,777	644,614
Receivables from customers	49,176	107,935
Premises and equipment, net	55,496	60,306
Capitalized software, net	39,379	38,333
Goodwill	11,933	12,803
Intangibles, net	24,611	31,595
Income taxes receivable	128	105
Deferred taxes	23,590	37,209
Other assets	22,969	20,059
Total assets	$1,709,022	$1,350,849
Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$169,530	$199,211
Short-term bank loans	81,934	78,360
Payables to brokers, dealers and clearing organizations	960,559	600,041
Payables to customers	9,957	11,132
Securities sold, not yet purchased, at fair value	2,637	8,253
Income taxes payable	17,017	19,772
Deferred taxes	—	703
Term debt	12,567	17,781
Total liabilities	1,254,201	935,253
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 52,300,885 and 52,229,962 shares issued at December 31, 2015 and December 31, 2014, respectively	523	522
Additional paid-in capital	239,090	240,135
Retained earnings	571,626	487,462
Common stock held in treasury, at cost; 19,207,419 and 18,000,756 shares at December 31, 2015 and December 31, 2014, respectively	(336,923)	(306,629)
Accumulated other comprehensive income (net of tax)	(19,495)	(5,894)
Total stockholders’ equity	454,821	415,596
Total liabilities and stockholders’ equity	$1,709,022	$1,350,849

INVESTMENT TECHNOLOGY GROUP, INC.

Non-GAAP Financial Measures

In evaluating ITG’s financial performance, management reviews results from operations, which excludes non-operating items. Adjusted net income, adjusted net loss and related per share amounts, adjusted revenues, adjusted expenses, adjusted pre-tax (loss) income, adjusted income tax (benefit) expense, and adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) are non-GAAP performance measures that the Company believes are useful to assist investors in gaining an understanding of the trends and operating results for ITG’s core businesses. These measures should be viewed in addition to, and not in lieu of, ITG’s reported results under GAAP.

	Three Months Ended December 31, 2015	Year Ended December 31, 2015
Total revenues	$224,173	$634,803
Less:
Gain on the sale of energy research business (1)	(107,699)	(107,699)
Adjusted revenues	116,474	527,104

Total expenses	119,528	513,577
Less:
SEC settlement and related costs (2)	—	(25,198)
Adjusted expenses	119,528	488,379

Income before income tax expense	104,645	121,226
Effect of adjustments (1)(2)	(107,699)	(82,501)
Adjusted pre-tax (loss) income	(3,054)	38,725

Income tax expense	22,308	29,656
Tax effect of adjustments (1)(2)	(16,358)	(14,201)
Tax incurred to amend capital structure outside North America (3)	(6,526)	(6,526)
Adjusted income tax (benefit) expense	(576)	8,929

Net income	82,337	91,570
Net effect of adjustments	(84,815)	(61,774)
Adjusted net (loss) income	$(2,478)	$29,796

Diluted earnings per share	$2.40	$2.63
Net effect of adjustments	(2.47)	(1.77)
Adjusted (loss) per share/earnings per diluted share	$(0.07)	$0.86

Notes:

(1)         In December 2015, the Company completed the sale of the subsidiaries conducting its energy research business to Warburg Pincus, a global private equity firm, for $120.5 million. The pre-tax gain of $107.7 million is net of a working capital adjustment on the closing balance sheet, direct costs related to the sale and the carrying value of the net assets disposed.

(2)         In August 2015, the Company reached a final settlement with the Securities and Exchange Commission to pay an aggregate amount of $20.3 million. In the third quarter of 2015, the Company incurred $2.6 million in legal and related costs to finalize the settlement order. In the second quarter of 2015, the Company reserved $20.3 million for the settlement and incurred $2.3 million in legal and other related costs associated with this matter.

(3)         In December 2015, the Company amended the capital structure of its holding company outside North America to provide continued flexibility for the movement of capital. This amendment accelerated the U.S. taxation of amounts earned outside of North America resulting in a tax charge of $6.5 million.

Reconciliation of Adjusted Earnings

Before Interest, Taxes, Depreciation, and Amortization

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Net Income (1)(2)	$82,337	$12,981	$91,570	$50,892
Impact of adjustments, after-tax	(84,815)	—	(61,774)	—
Adjusted net (loss) income	(2,478)	12,981	29,796	50,892

Deduct:
Investment income	(205)	(265)	(863)	(1,104)

Add Back:
Interest expense	427	526	1,829	2,322
Provision for income taxes	22,308	4,820	29,656	14,095
Tax effect of adjustments	(22,884)	—	(20,727)	—
Depreciation and Amortization	10,827	11,495	44,151	49,384
Adjusted earnings before interest, taxes, depreciation, and amortization	$7,995	$29,557	$83,842	$115,589

Notes:

(1)       Net income includes pre-tax charges for non-cash stock-based compensation of $4.5 million and $4.3 million for the three months ended December 31, 2015 and 2014, respectively.

(2)       Net income includes pre-tax charges for non-cash stock-based compensation of $16.7 million and $15.4 million for the years ended December 31, 2015 and 2014, respectively.

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